UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 22, 2016 (April 18, 2016)

Nivalis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3122 Sterling Circle, Suite 200 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 945-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2016, Nivalis Therapeutics, Inc. (the “Company”) announced the appointment of David Rodman, M.D., 60, as Chief Medical Officer and Executive Vice President of Discovery, effective April 18, 2016. Dr. Rodman previously served as Chief Medical Officer and Executive Vice President, Research and Development, for MiRagen Therapeutics, a privately-held biotechnology company located in Boulder, Colorado, where Dr. Rodman led miRagen’s research and development activities from March 2014 to April 2016. Prior to joining miRagen, Dr. Rodman was a Vice President of Clinical Development at Vertex Pharmaceuticals Incorporated from May 2011 to March 2014. In that role, he reported directly to the Chief Medical Officer and Chief Scientific Officer, and teams he led participated in the development of Vertex’s cystic fibrosis programs, which received Breakthrough Therapy Designation from the U.S. FDA and delivered successful IND and CTA applications in the U.S., Europe and other countries.

Previously, Dr. Rodman served in several roles at the Novartis Institutes for Biomedical Research from July 2005 through April 2011, including Global Head of Respiratory Translational Medicine and Distinguished Translational Investigator.  He was responsible for the design and execution of clinical trials from first-in-human through proof-of-concept studies for multiple development candidates including oral and inhaled small molecules and biologics. Prior to joining Novartis, Dr. Rodman was a tenured Professor of Medicine, Physiology and Biophysics at the University of Colorado. Dr. Rodman also directed the center for Genetic Lung Diseases at the University of Colorado and the Cystic Fibrosis Clinical, Research and Teaching Program at National Jewish Health. He is a fellow of the American Heart Association and an elected member of the American Society for Clinical Investigation. Dr. Rodman earned his B.A. at Haverford College and his M.D. at the University of Pennsylvania.  Dr. Rodman is board certified in Internal Medicine and Pulmonary Medicine.  He has authored more than one hundred scientific papers and is a member of the editorial board of the American Journal of Respiratory and Critical Care Medicine.

There are no family relationships between Dr. Rodman and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Dr. Rodman.

Employment Agreement and Inducement Awards

In connection with Dr. Rodman’s appointment, the Company and Dr. Rodman entered into an employment agreement approved by the Compensation Committee of the Board of Directors of the Company. The employment agreement is for an initial term of one year, and renews annually thereafter for additional one-year terms unless at least 30 days prior to the end of the current term either the Company or Dr. Rodman provides notice of non-renewal.

The employment agreement provides for an initial base salary of $450,000 and that Dr. Rodman is eligible to participate in the employee benefit plans, programs and policies maintained by us from time to time. In addition, Dr. Rodman is eligible for performance bonuses in cash and/or equity on an annual or more frequent basis, as determined at the discretion of our Board of Directors, with a target annual performance bonus equal to 40% of his then current base salary. Dr. Rodman will also receive a one-time signing bonus of $200,000, which is subject to repayment in full if he resigns or his employment is terminated for cause within one year of his start date and on a pro rata basis if he resigns or is terminated for cause during the second or third year anniversary of his start date.

The employment agreement also provides for severance benefits in the event Dr. Rodman’s employment is terminated by the Company without cause, or on account of his disability, subject to his execution of an acceptable release of claims. Severance benefits include (1) monthly severance payments equal to his then-current monthly rate of salary for a period of 12 months, (2) reimbursement of COBRA premiums for a maximum of 12 months and (3) accelerated vesting of those stock options and restricted stock units (“RSUs”) scheduled to vest in the 12-month period following the termination date of his employment.

The employment agreement with Dr. Rodman also provides that all outstanding, unvested options and RSUs held by Dr. Rodman will vest in full upon death and that if there is a termination of his employment other than for cause or by him for certain “good reason” events within 12 months of a change in control, all remaining outstanding, unvested options will become vested.

In addition, the Compensation Committee approved a grant of stock options to purchase 108,333 shares of the Company’s common stock (the “Options”) and 216,667 restricted stock units (“RSUs”) to Dr. Rodman as inducement grants in accordance with NASDAQ Listing Rule 5635(c)(4). The Options and RSUs are subject to the terms and conditions of an Inducement Stock Option Agreement and an Inducement Restricted Stock Unit Agreement between the Company and Dr. Rodman. The Options have an exercise price equal to $4.68, the closing price of the Company’s common stock on the April 18, 2016 date of grant, and have a ten-year term. One-fourth of the Options will vest on the first anniversary of the grant date, and the remaining portion of the Options will vest in 36 equal installments on a monthly basis thereafter. The RSU’s will vest in equal quarterly installments over a three-year period commencing with the calendar quarter following the grant date. The vesting of the Options and the RSUs are subject to Dr. Rodman’s continued employment, except as otherwise described in his employment agreement.

The agreement also contains customary confidentiality, non-compete and non-solicitation provisions.

The foregoing is only a summary of the employment agreement, Inducement Stock Option Agreement and Inducement Restricted Stock Unit Agreement and is qualified in its entirety by reference to the actual agreements, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 8.01  Other Events.

On April 18, 2016, the Company issued a press release announcing the appointment of Dr. Rodman as the Company’s Chief Medical Officer and Executive Vice President of Discovery. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press release dated April 18, 2016

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVALIS THERAPEUTICS, INC.

April 22, 2016	By:	/s/ R. Michael Carruthers
	Name:	R. Michael Carruthers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 18, 2016